EXHIBIT 10.9(e)

                       FIRST AMENDMENT TO
             EOG RESOURCES, INC. 1996 DEFERRAL PLAN

     THIS AGREEMENT, by EOG Resources, Inc. (the "Company"),

                           WITNESSETH:

     WHEREAS, the Company maintains the EOG Resources, Inc. 1996
Deferral Plan (the "Plan");

     WHEREAS, the Company retained the right in Section 16.12 of the Plan to amend the Plan from time to time;

     WHEREAS, the Board of Directors of the Company approved resolutions authorizing the amendment of the Plan; and

     NOW, THEREFORE, the Company agrees that, effective September
10, 2002, Section Article IV of the Plan is hereby amended and restated in its entirety to provide as follows:

     IV.  Investment Choices

          Participants may choose to have their deferrals of compensation treated as having been invested in two types of investment accounts. These are not mutually exclusive choices. A percentage of the deferred compensation may be allocated to either account or the entire deferral may be allocated to only one account. However, the allocation is irrevocable and funds cannot be transferred between the two accounts. Participants may choose investments on a daily basis. The two accounts are:

          4.1 Phantom Stock Account ("PSA"). Deferrals will be treated as if they had purchased shares of EOG
     Resources, Inc. common stock at the closing stock price on the date of deferral.

          4.2 Flexible Deferral Account ("FDA"). Deferrals will be treated as if they had been directed by Participants into various investment choices, as determined by the Committee. Allocation of investment choices within the FDA shall be made in increments of not less than 5% of a Participant's account balance. Participants may choose investments on a daily basis.

     IN WITNESS WHEREOF, the Company has executed this Agreement this 24th day of September 2002.

                                EOG RESOURCES, INC.

                                By: /s/ PATRICIA EDWARDS
                                        Patricia Edwards
                                Title:  Vice President, Human Resources,
                                        Administration and Corporate Secretary